Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Hanover Compression Limited Partnership (“HCLP”) for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John E. Jackson, as Chief Financial Officer of HCLP, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HCLP.

/s/ John E. Jackson

Name:	John E. Jackson
Title:	Chief Financial Officer
Date:	May 11, 2004

     A signed original of this written statement required by Section 906 has been provided to HCLP and will be retained by HCLP and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by HCLP for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of HCLP, whether made before or after the date hereof, regardless of any general incorporation language in such filing.